UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 8, 2024, Mid Penn Bancorp, Inc. (the “Company”) announced the appointment of Justin T. Webb, the Company’s Senior Executive Vice President and Chief Operating Officer having over two decades of banking experience, to the position of Senior Executive Vice President and Chief Financial Officer.

Mr. Webb, 40, joined Mid Penn Bank in 2012 as Chief Credit Officer, subsequently serving as Chief Risk Officer from 2014 to 2018, and then serving as Senior Executive Vice President and Chief Operating Officer. As Chief Operating Officer, Mr. Webb was in charge of overseeing the Bank’s administration, operations, credit, security/facilities groups, as well as the Bank’s acquisition transitions. In his current role as Chief Financial Officer, Mr. Webb is responsible for the overall financial management of the Company, including accounting operations, interest rate risk, liquidity, financial planning, and mergers and acquisitions. He also serves as the financial advisor to the Chief Executive Officer and Board of Directors.

Prior to joining Mid Penn Bank, Mr. Webb was employed by Bank of America and served as Vice President and Credit Risk Manager for the Commercial Real Estate Bank. Mr. Webb holds a Bachelor’s Degree in Finance from the University of Pittsburgh and serves on the Board of the University of Pittsburgh Business Alumni Association.

Mr. Webb is a party to an employment agreement, change in control agreement and supplemental executive retirement plan agreement, each of which is described in the Company’s definitive proxy statement for the 2023 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 24, 2023, and a copy of which is attached to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Mr. Webb’s spouse, Julie Webb, has been employed by Mid Penn Bank since 2020. She currently serves as Senior Vice President, Director of Risk Management Services for MPB Risk Services, LLC, a subsidiary of the Company. In such role, Ms. Webb earned compensation in excess of $120,000 in 2023, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Company’s Related Person Transactions Policy, the Audit Committee reviewed and approved the details of Ms. Webb’s employment.

The Company has identified and will make a subsequent announcement regarding Mr. Webb’s successor as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: January 8, 2024	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer